Exhibit 32.1

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Thomas I. Morgan, the President and Chief Executive Officer of Hughes Supply, Inc., certify that, to the best of my knowledge, (i) the Annual Report of Hughes Supply, Inc. on Form 10-K for the year ended January 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Hughes Supply, Inc.

Date: April 12, 2005

By:	/s/ Thomas I. Morgan
Thomas I. Morgan President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Hughes Supply, Inc. and will be retained by Hughes Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.